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                                                                    EXHIBIT 23.1

                     Consent of PricewaterhouseCoopers LLP
                            Independent Accountants

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 2, 1999 relating to the financial statements, which includes an explanatory paragraph regarding the ability to continue as a going concern, and our report dated April 2, 1999 on the financial statement schedule of Be Incorporated and its subsidiaries and of our report dated April 9, 1999 relating to the financial statements of StarCode Software, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings, "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

July 19, 1999

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